UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

September 18, 2012

HEMISPHERX BIOPHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27072 (Commission File Number)	52-0845822 (IRS Employer Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103 (Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders for 2012 was held on September 18, 2012. The requisite quorum for the meeting of 33.3% was present. At the meeting, stockholders voted as follows:

Election of Directors:

Nominees	For	Withheld	Broker Non-Votes

William A. Carter	13,170,393	1,227,297	52,843,060
Richard C. Piani	13,083,751	1,313,939	52,843,060
Thomas K. Equels	13,194,442	1,203,248	52,843,060
William M. Mitchell	13,303,652	1,094,038	52,843,060
Iraj E. Kiani	13,299,832	1,097,858	52,843,060

Ratification of the appointment of McGladrey LLP as our independent accountants:

For: 63,367,490	Against: 2,761,546	Abstain: 1,111,714

Annual, non-binding advisory resolution, by stockholders on the elements of Executive Compensation:

For: 12,288,307	Against: 1,966,180	Abstain: 143,203	Broker Non-Votes: 52,843,060

To permit the Board of Directors to allocate and utilize up to 75,000,000 shares of common stock for fundraising purposes to enhance financial flexibility:

For: 11,965,516	Against: 2,312,919	Abstain: 119,255	Broker Non-Votes: 52,843,060

For more information, please see the September 19, 2012 press released furnished as exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press Release dated September 19, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2012

HEMISPHERX BIOPHARMA, INC.

/s/ William A. Carter
William A. Carter, M.D.
Chief Executive Officer